Exhibit 99.1

For Release: Nov. 9, 2011, 7:30 a.m. EST

GM Reports Net Income of $1.7 Billion

Net income of $1.03 per share; EBIT-adjusted of $2.2 billion

DETROIT – General Motors Co. (NYSE: GM) today announced third quarter net income attributable to common stockholders of $1.7 billion, or $1.03 per fully-diluted share. In the third quarter of 2010, GM’s net income attributable to common stockholders was $2.0 billion, or $1.20 per fully-diluted share.

Net revenue increased $2.6 billion to $36.7 billion, compared with the third quarter of 2010. Earnings before interest and tax (EBIT) adjusted was $2.2 billion, compared with $2.3 billion in the third quarter of 2010. There were no special items in either period.

“GM delivered a solid quarter thanks to our leadership positions in North America and China, where we have grown both sales and market share this year. But solid isn’t good enough, even in a tough global economy,” said Dan Akerson, chairman and CEO. “Our overall results underscore the work we have to do to leverage our scale and further improve our margins everywhere we do business.”

GM Results Overview (in billions except for per share amounts)

	Q3 2010	Q3 2011
Revenue	$34.1	$36.7
Net income attributable to common stockholders	$2.0	$1.7
Earnings per share (EPS) diluted	$1.20	$1.03
EBIT-adjusted	$2.3	$2.2
Special items	$0	$0
Automotive net cash flow from operating activities	$2.6	$1.8
Automotive free cash flow	$1.4	$0.3

•	GM North America (GMNA) reported EBIT-adjusted of $2.2 billion, an improvement of $0.1 billion compared with the third quarter of 2010.

•	GM Europe (GME) reported an EBIT-adjusted loss of $0.3 billion, an improvement of $0.3 billion compared with the third quarter of 2010.

•	GM International Operations (GMIO) reported EBIT-adjusted of $0.4 billion, down $0.1 billion from the third quarter of 2010.

•	GM South America (GMSA) reported breakeven results on an EBIT-adjusted basis, down $0.2 billion from the third quarter of 2010.

For the quarter, automotive cash flow from operating activities was $1.8 billion and automotive free cash flow was $0.3 billion.

GM ended the quarter with very strong total automotive liquidity of $38.8 billion. Automotive cash and marketable securities, including Canadian Health Care Trust restricted cash, was $33.0 billion compared with $33.8 billion at the end of the second quarter of 2011.

Based on current industry outlook, the company expects EBIT-adjusted results in the fourth quarter of 2011 will be similar to the fourth quarter of 2010 as a result of seasonal trends in North America and weakness in Europe. GM also expects to record a special item in the fourth quarter to recognize a $800 million non-cash settlement gain related to a Canadian Health Care Trust settlement.

Calendar-year EBIT-adjusted for 2011 is expected to show solid improvement over 2010, as previously indicated. However, the company does not expect to achieve its target to break even on an EBIT-adjusted basis before restructuring charges in Europe, due to deteriorating economic conditions.

“GM continues to execute the plan we outlined for investors in 2010,” said Dan Ammann, senior vice president and CFO. “That includes investing in our products, further strengthening our balance sheet, generating cash and profits each quarter, and maintaining our low break-even level. The next level of performance will come as we systematically eliminate complexity and cost throughout the organization.”

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world’s largest and fastest-growing automotive markets. GM’s brands include Chevrolet and Cadillac, as well as Baojun, Buick, GMC, Holden, Isuzu, Daewoo, Jiefang, Opel, Vauxhall and Wuling. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

Contacts:
Jim Cain	Randy Arickx
Office 313-667-7758	Office 313-667-0006
Cell 313-407-2843	Cell 313-268-7070
ames.cain@gm.com	randy.c.arickx@gm.com

Forward-Looking Statements

In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; and our ability to continue to attract new customers, particularly for our new products. GM’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

2

Exhibit 1

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

The accompanying tables and charts for securities analysts include earnings before interest and taxes (EBIT), EBIT adjusted and Automotive free cash flow which are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by GM’s independent auditors. EBIT, EBIT adjusted and Automotive free cash flow are considered non-GAAP financial measures.

Management believes these non-GAAP financial measures provide meaningful supplemental information regarding GM’s operating results because they exclude amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the organization. Management believes these measures allow it to readily view operating trends, perform analytical comparisons and benchmark performance among geographic regions. Accordingly, GM believes these non-GAAP financial measures are useful in allowing for greater transparency of GM’s core operations and they are therefore used by management in its financial and operational decision-making.

While management believes that these non-GAAP financial measures provide useful information, they are not operating measures under U.S. GAAP and there are limitations associated with their use. GM’s calculation of these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences between companies in their method of calculation. As a result, the use of these non-GAAP financial measures has limitations and should not be considered in isolation from, or as a substitute for, other measures such as Net income or Net income attributable to common stockholders. Due to these limitations, these non-GAAP financial measures are used as a supplement to U.S. GAAP measures.

The following table summarizes the reconciliation of EBIT to its most comparable U.S. GAAP measure (dollars in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Operating segments
GMNA(a)	$2,195	$2,125	$7,342	$4,935
GME(a)(b)	(292)	(559)	(580)	(1,196)
GMIO(a)(b)	365	516	1,418	1,928
GMSA(a)(b)	(44)	163	103	623
GM Financial(c)	178	—	452	—

Total operating segments	2,402	2,245	8,735	6,290
Corporate and eliminations	(199)	30	(45)	(158)

EBIT(c)	2,203	2,275	8,690	6,132
Interest income	112	125	363	329
Automotive interest expense	101	263	405	850
Income tax expense (benefit)	107	(25)	183	845

Net income attributable to stockholders	2,107	2,162	8,465	4,766

Less: cumulative dividends on preferred stock	215	203	644	608
Less: undistributed earnings allocated to Series B Preferred Stock participating security	166	—	708	—

Net income attributable to common stockholders	$1,726	$1,959	$7,113	$4,158

(a)	Interest and income taxes are recorded centrally in Corporate; therefore, there are no reconciling items for GM’s automotive operating segments between EBIT and Net income attributable to stockholders.
(b)	In the year ended December 31, 2010 GM changed its managerial and financial reporting structure so that certain entities geographically located within Russia and Uzbekistan were transferred from GM’s GME segment to GM’s GMIO segment and certain entities geographically located in Brazil, Argentina, Colombia, Ecuador, Venezuela, Bolivia, Chile, Paraguay, Peru and Uruguay were transferred from GM’s GMIO segment to GM’s newly created GMSA segment. GM has retrospectively revised the segment presentation for all periods presented.
(c)	GM Financial amounts represent income before income taxes. GM Financial was not a subsidiary for the three and nine months ended September 30, 2010.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

The following table summarizes the reconciliation of EBIT adjusted to EBIT (dollars in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
EBIT adjusted (a)	$2,203	$2,275	$7,207	$6,009
Special items	—	—	1,483	123

EBIT (a)	$2,203	$2,275	$8,690	$6,132

(a)	GM Financial amounts included in EBIT and EBIT adjusted represent income before income taxes.

Special Items

In the nine months ended September 30, 2011 special items included:

•	Gain of $1.6 billion in GMNA related to the sale of GM’s Class A Membership Interests in Delphi Automotive LLP;

•	Gain of $339 million in Corporate related to the sale of 100% of the Ally Financial Preferred Stock;

•	Impairment charge of $395 million in GME related to goodwill; and

•	Charge of $106 million in GMIO related to GM’s India joint venture.

In the nine months ended September 30, 2010 special items included a gain of $123 million in GME related to the sale of Saab Automobile AB to Spyker Cars NV.

The following table summarizes the reconciliation of Automotive free cash flow to Automotive Net cash provided by operating activities (dollars in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Automotive
Free cash flow	$258	$1,363	$2,129	$5,207
Capital expenditures	1,571	1,261	4,065	3,112

Net cash provided by operating activities	$1,829	$2,624	$6,194	$8,319

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

The following tables summarize selected data by segment (dollars in millions):

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended September 30, 2011
Total net sales and revenue	$21,884	$6,151	$6,294	$4,418	$20	$(2,439)	$36,328	$391	$—	$36,719
Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$882	$329	$115	$110	$11	$—	$1,447	$24	$—	$1,471
Equity income, net of tax and gain on disposal of investments	$1	$—	$376	$—	$—	$—	$377	$—	$—	$377

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Nine Months Ended September 30, 2011
Total net sales and revenue	$67,122	$20,480	$18,337	$12,677	$50	$(7,396)	$111,270	$1,016	$—	$112,286
Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$2,849	$1,043	$354	$341	$37	$—	$4,624	$57	$—	$4,681
Equity income, net of tax and gain on disposal of investments(a)	$1,733	$—	$1,170	$—	$—	$—	$2,903	$—	$—	$2,903

(a)	Includes a gain of $1.6 billion in GMNA recorded on the sale of GM’s Class A Membership Interests in Delphi Automotive LLP.

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	Total
Three Months Ended September 30, 2010
Total net sales and revenue	$21,493	$5,657	$5,101	$3,996	$33	$(2,220)	$34,060	$34,060
Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$1,161	$357	$95	$110	$15	$—	$1,738	$1,738
Equity income, net of tax and gain on disposal of investments	$22	$—	$328	$—	$1	$—	$351	$351

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	Total
Nine Months Ended September 30, 2010
Total net sales and revenue	$61,045	$17,162	$15,417	$10,928	$110	$(5,952)	$98,710	$98,710
Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$3,384	$1,101	$254	$371	$81	$—	$5,191	$5,191
Equity income (loss), net of tax and gain on disposal of investments	$97	$11	$1,058	$(3)	$2	$—	$1,165	$1,165

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

The following tables summarize worldwide employment and payroll:

	September 30, 2011	December 31, 2010
Worldwide Employment (in thousands)
GMNA	100	96
GME	40	40
GMIO	34	32
GMSA	33	31
GM Financial	3	3

Total Worldwide	210	202

U.S. – Salaried	29	28
U.S. – Hourly	50	49

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Worldwide Payroll (in billions)	$3.5	$3.2	$10.4	$9.2

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Production Volume (units in thousands)(a)
GMNA – Cars	267	215	860	737
GMNA – Trucks	473	492	1,490	1,369

Total GMNA	740	707	2,350	2,106
GME	270	286	940	921
GMIO – Consolidated Entities	253	235	820	751
GMIO – Joint Ventures(b)	715	631	2,117	1,982

Total GMIO	968	866	2,937	2,733
GMSA	243	245	721	685

Total Worldwide	2,221	2,104	6,948	6,445

(a)	Production volume includes vehicles produced by certain joint ventures.
(b)	The joint venture agreements with SGMW and FAW-GM allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture production in China.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010(a)	2011	2010(a)(b)
Vehicle Sales (units in thousands)(c)(d)(e)
United States
Chevrolet – Cars	183	154	613	503
Chevrolet – Trucks	266	239	741	673
Cadillac	37	40	113	105
Buick	46	44	140	114
GMC	108	80	295	232
Other	—	1	—	12

Total United States	641	558	1,902	1,639
Canada, Mexico and Other	104	102	311	302

Total GMNA	745	660	2,213	1,940

GME
Opel/Vauxhall	279	273	938	881
Chevrolet	127	115	379	348
Other	1	1	2	7

Total GME	407	389	1,319	1,236

GMIO
Chevrolet	282	217	814	651
Wuling	279	272	884	909
Buick	170	147	495	402
GM Daewoo	1	30	17	90
Holden	35	34	102	107
FAW-GM	12	17	42	67
GMC	11	8	30	25
Cadillac	9	6	26	16
Other	17	12	47	34

Total GMIO(f)(g)	816	745	2,457	2,301

GMSA
Chevrolet	276	265	792	731
Other	1	2	7	9

Total GMSA	277	268	799	740

Total Worldwide	2,245	2,062	6,788	6,218

(a)	Includes HUMMER, Saturn and Pontiac vehicle sales data.
(b)	Includes Saab Automobile AB (Saab) vehicle sales data through February 2010.
(c)	Vehicle sales data may not foot due to rounding differences.
(d)	Certain fleet sales that are accounted for as operating leases are included in vehicle sales at the time of delivery to the daily rental car companies.
(e)	GMNA vehicle sales primarily represent sales to the ultimate customer. GME, GMIO and GMSA vehicle sales primarily represent estimated sales to the ultimate customer. In countries where end customer data is not readily available other data sources, such as wholesale volumes, are used to estimate vehicle sales.
(f)	Includes the following joint venture vehicle sales (units in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Joint venture sales in China
SGM	306	262	906	742
SGMW and FAW-GM	312	304	983	1,031
Joint venture sales in India
HKJV	29	24	84	74

(g)	The joint venture agreements with SGMW and FAW-GM allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture vehicle sales in China as part of GM’s global market share.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010(a)	2011	2010(a)(b)
Market Share(c)(d)(e)
United States – Cars	15.7%	13.9%	16.6%	14.6%
United States – Trucks	23.0%	22.4%	22.3%	22.6%
Total United States	19.7%	18.3%	19.6%	18.7%
Total GMNA	18.8%	17.7%	18.8%	18.1%
Total GME	8.8%	8.9%	8.8%	8.7%
Total GMIO(f)(g)	9.4%	8.7%	9.4%	8.8%
Total GMSA	18.7%	19.8%	18.9%	20.0%
Total Worldwide	12.0%	11.4%	11.9%	11.4%
U.S. Retail/Fleet Mix
% Fleet Sales – Cars	29.9%	33.4%	32.9%	38.9%
% Fleet Sales – Trucks	24.9%	20.3%	25.1%	24.7%
Total Vehicles	27.3%	26.6%	29.3%	32.0%
GMNA Capacity Utilization(h)	92.6%	90.2%	98.1%	89.5%

(a)	Includes HUMMER, Saturn and Pontiac vehicle sales data.
(b)	Includes GM Saab vehicle sales data through February 2010.
(c)	Market share information is based on vehicle sales volume.
(d)	Certain fleet sales that are accounted for as operating leases are included in vehicle sales at the time of delivery to the daily rental car companies.
(e)	GMNA vehicle sales primarily represent sales to the ultimate customer. GME, GMIO and GMSA vehicle sales primarily represent estimated sales to the ultimate customer. In countries where end customer data is not readily available other data sources, such as wholesale volumes, are used to estimate vehicle sales.
(f)	Includes the following joint venture vehicle sales (units in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Joint venture sales in China
SGM	306	262	906	742
SGMW and FAW-GM	312	304	983	1,031
Joint venture sales in India
HKJV	29	24	84	74

(g)	The joint venture agreements with SGMW and FAW-GM allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture vehicle sales in China as part of GM’s global market share.
(h)	Two shift rated.

General Motors Company and Subsidiaries

Condensed Consolidated Income Statements

(In millions)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net sales and revenue
Automotive sales and revenue	$36,328	$34,060	$111,270	$98,710
GM Financial revenue	391	—	1,016	—

Total net sales and revenue	36,719	34,060	112,286	98,710

Costs and expenses
Automotive cost of sales	31,734	29,587	97,212	85,750
GM Financial operating and other expenses	212	—	563	—
Automotive selling, general and administrative expense	2,942	2,710	8,860	8,017
Other automotive expenses, net	25	30	50	115

Total costs and expenses	34,913	32,327	106,685	93,882
Goodwill impairment charges	—	—	395	—

Operating income	1,806	1,733	5,206	4,828
Automotive interest expense	101	263	405	850
Interest income and other non-operating income, net	152	377	1,064	734
Loss on extinguishment of debt	35	—	45	1

Income before income taxes and equity income	1,822	1,847	5,820	4,711
Income tax expense (benefit)	107	(25)	183	845
Equity income, net of tax and gain on disposal of investments	377	351	2,903	1,165

Net income	2,092	2,223	8,540	5,031
Net (income) loss attributable to noncontrolling interests	15	(61)	(75)	(265)

Net income attributable to stockholders	$2,107	$2,162	$8,465	$4,766

Net income attributable to common stockholders	$1,726	$1,959	$7,113	$4,158

General Motors Company and Subsidiaries

Basic and Diluted Earnings per Share

(Unaudited)

In the three and nine months ended September 30, 2011 GM was required to use the two-class method for calculating earnings per share as the applicable market value of our common stock was below $33.00 per common share in the period ended September 30, 2011.

The following table summarizes basic and diluted earnings per share for three and nine months ended September 30, 2011 (in millions, except per share amounts):

	Basic		Diluted
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	September 30, 2011	September 30, 2011	September 30, 2011	September 30, 2011
Net income attributable to common stockholders
Net income attributable to stockholders	$2,107	$8,465	$2,107	$8,465
Less: cumulative dividends on preferred stock and undistributed earnings allocated to Series B Preferred Stock participating security(a)	381	1,352	371	1,295

Net income attributable to common stockholders	$1,726	$7,113	$1,736	$7,170

Weighted-average shares outstanding
Weighted-average common shares outstanding	1,562	1,524	1,562	1,524
Dilutive effect of warrants	—	—	119	142
Dilutive effect of restricted stock units	—	—	1	2

Weighted-average common shares outstanding-diluted	1,562	1,524	1,682	1,668

Earnings per share	$1.10	$4.67	$1.03	$4.30

(a)	Includes cumulative dividends on preferred stock of $215 million and $644 million in the three and nine months ended September 30, 2011. Earnings of $166 million and $708 million for the three and nine months ended September 30, 2011 have been allocated to the Series B Preferred Stock holders for the basic earnings per share calculation. Earnings of $156 million and $651 million for the three and nine months ended September 30, 2011 have been allocated to the Series B Preferred Stock holders for the diluted earnings per share calculation.

The following table summarizes basic and diluted earnings per share for three and nine months ended September 30, 2010 (in millions, except per share amounts):

	Basic		Diluted
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2010	September 30, 2010	September 30, 2010
Net income attributable to common stockholders
Net income attributable to stockholders	$2,162	$4,766	$2,162	$4,766
Less: cumulative dividends on preferred stock	203	608	203	608

Net income attributable to common stockholders	$1,959	$4,158	$1,959	$4,158

Weighted-average shares outstanding
Weighted-average common shares outstanding	1,500	1,500	1,500	1,500
Dilutive effect of warrants	—	—	130	88

Weighted-average common shares outstanding-diluted	1,500	1,500	1,630	1,588

Earnings per share	$1.31	$2.77	$1.20	$2.62

General Motors Company and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions, except share amounts)

(Unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Automotive Current Assets
Cash and cash equivalents	$20,297	$21,061
Marketable securities	11,680	5,555
Accounts and notes receivable (net of allowance of $332 and $252)	10,512	8,699
Inventories	15,220	12,125
Equipment on operating leases, net	3,467	2,568
Other current assets and deferred income taxes	2,834	3,045

Total current assets	64,010	53,053
Automotive Non-current Assets
Equity in net assets of nonconsolidated affiliates	7,534	8,529
Property, net	21,556	19,235
Goodwill	28,605	30,513
Intangible assets, net	10,498	11,882
Other assets and deferred income taxes	3,969	4,754

Total non-current assets	72,162	74,913

Total Automotive Assets	136,172	127,966
GM Financial Assets
Finance receivables, net (including gross finance receivables transferred to SPEs of $8,433 and $7,156)	8,918	8,197
Restricted cash	1,124	1,090
Goodwill	1,278	1,265
Other assets (including leased assets, net transferred to SPEs of $101 and $0)	1,005	380

Total GM Financial Assets	12,325	10,932

Total Assets	$148,497	$138,898

LIABILITIES AND EQUITY
Automotive Current Liabilities
Accounts payable (principally trade)	$25,646	$21,497
Short-term debt and current portion of long-term debt (including certain debt at GM Korea of $130 and $70)	1,543	1,616
Accrued liabilities (including derivative liabilities at GM Korea of $63 and $111)	24,559	24,044

Total current liabilities	51,748	47,157
Automotive Non-current Liabilities
Long-term debt (including certain debt at GM Korea of $8 and $835)	2,667	3,014
Postretirement benefits other than pensions	8,842	9,294
Pensions	18,684	21,894
Other liabilities and deferred income taxes	12,684	13,021

Total non-current liabilities	42,877	47,223

Total Automotive Liabilities	94,625	94,380
GM Financial Liabilities
Securitization notes payable	6,902	6,128
Credit facilities	553	832
Other liabilities	801	399

Total GM Financial Liabilities	8,256	7,359

Total Liabilities	102,881	101,739
Commitments and contingencies
Equity
Preferred stock, $0.01 par value, 2,000,000,000 shares authorized:
Series A (276,101,695 shares issued and outstanding (each with a $25.00 liquidation preference) at September 30, 2011 and December 31, 2010)	5,536	5,536
Series B (100,000,000 shares issued and outstanding (each with a $50.00 liquidation preference) at September 30, 2011 and December 31, 2010)	4,855	4,855
Common stock, $0.01 par value (5,000,000,000 shares authorized, 1,564,366,673 shares issued and outstanding at September 30, 2011 and 1,500,136,998 shares issued and outstanding at December 31, 2010)	16	15
Capital surplus (principally additional paid-in capital)	26,330	24,257
Retained earnings	6,595	266
Accumulated other comprehensive income	1,412	1,251

Total stockholders’ equity	44,744	36,180
Noncontrolling interests	872	979

Total Equity	45,616	37,159

Total Liabilities and Equity	$148,497	$138,898